                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Radian Group Inc. on Form S-4 of our report dated March 2, 2001, appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
July 17, 2001